Exhibit 10.2

This Amended and Restated Master License Agreement (this “Agreement”) is made the [ ] day of November, 2006 between Sea Sun Capital Corporation, a Delaware corporation (the “Licensor”) and Sea Sun Enterprises Incorporated, a Barbados corporation (the “Licensee”).

WHEREAS, the Licensor is the owner of the Intellectual Property identified in Schedule A hereto; and

WHEREAS, the Licensor has developed a business operating model for establishment and operation of business outlets in warm weather tourist destination locations which offer and sell Eco-Tours to consumers and others using the Licensor’s SEA SPI ITM, SEA SPI IITM and other watercraft developed and to be developed by the Licensor (the “Business”); and

WHEREAS, the Licensor and the Licensee entered into a Master License Agreement made as of the 29th day of June, 2006 (the “Original Agreement”) pertaining to Licensee’s use of the Intellectual Property in connection with its operation of the Business; and

WHEREAS, the Licensor and the Licensee desire to amend and restate the Original Agreement in the manner and to the extent provided herein,

NOW, THEREFORE, inconsideration of the foregoing, and the mutual terms and provisions hereinbelow set forth, it is agreed, as follows:

1. Definitions. In this Agreement the following terms shall have the following meanings:

(a) Agreement has the meaning attributed thereto in the preamble.

(b) Confidential Information has the meaning attributable thereto in Section 10(b).

(c) Cruise Line means any owner or operator of a fleet of cruise ships that convey passengers to warm water ocean destinations, e.g., Carnival Cruise Lines, Royal Caribbean Cruises Ltd. and Norwegian Cruise Line.

(d) Eco-Tour means a supervised ecologically friendly excursion by a consumer or other customer of a Partner Association member, the Licensee or a Water Sports Operator on a SEA SPI I or SEA SPI II.

(e) Intellectual Property means all trademarks (including the name “Sea Sun”), patents, copyrights and/or applications for trademarks, patents and copyrights, reissues, modifications, divisions and extensions thereof which are now held or hereafter acquired by the Licensor in any and all jurisdictions in connection with the Business all as more particularly described and set forth in Schedule “A” annexed hereto.

(f) Licensee Financed Location means a Location which has been established by the Licensee without any Licensor-provided financing and for which the Licensor has not paid any Set-Up Fee to the Licensee.

(g) Licensor Financed Location means a Location which has been established by the Licensee with Licensor-provided financing and/or for which the Licensor has paid a Set-Up Fee to the Licensee.

(h) Licensor’s Trademarks has the meaning attributable thereto in Section 6(b).

(i) Location means an Eco-Tour business operating outlet approved by the Licensor at which a Partner Association, the Licensee or a Water Sports Operator offers and sell Eco-Tours to consumers.

(j) Location Agreement Effective Date means the date specified as such in the Location Agreement or, if no such date is specified, the date when sales of Eco-Tours are first offered to the public at the Location in question.

(k) Location Agreement Initial Term has the meaning attributable thereto in Section 5(d)(i)(1).

(l) Location Agreement Renewal Term has the meaning attributable thereto in Section 5(d)(i)(2).

(m) Location Agreement Term means the Location Agreement Initial Term together with all Location Agreement Renewal Terms.

(n) Loss has the meaning attributable thereto in Section 8(a).

(o) Partner Organization means any business entity, association or other organization with whom the Licensor has entered into an agreement providing for the rental of Sea Spi I and/or Sea Spi II watercraft by the Licensor to the members, owners, partners, associates or affiliates thereof, e.g., The Professional Association of Diving Instructors.

(p) Renewal Term has the meaning attributable thereto in Section 9(b).

(q) Replacement License has the meaning attributable thereto in Section 5(d)(vi).

(r) Set-Up Fee means the amount payable by the Licensor to the Licensee for trailers and dollies, boat storage facilities, signage, brochures, initial marketing and miscellaneous items in order to prepare a Location for commencement of operations.

(s) Sea Spi I and Sea Spi II means the electrically powered personal watercraft bearing such names which are manufactured, distributed and sold by the Licensor.

(t) Term has the meaning attributable thereto in Section 9(a).

(u) Water Sports Operator means a person or business entity which has entered into a sublicense or other contract with the Licensee to offer and sell Eco-Tours at one or more Locations.

2. Grant of Rights

(a) Licensing and Sublicensing. Subject to the provisions of this Agreement, the Licensor hereby grants to the Licensee:

(i) the exclusive, non-transferable, worldwide right and license to operate the Business at Locations approved by the Licensor and to use the Intellectual Property in connection therewith; and

(ii) the right and license to enter into sublicenses with Water Sports Operators, in the form annexed hereto as Schedule B, regarding the operation of the Business and use of the Intellectual Property at specified Locations in accordance with the terms and provisions thereof.

(b) Exclusions. The rights and licenses granted herein are subject to the following exclusions and reservations:

(i) Personal Watercraft Sales. The licenses conferred under this Agreement shall not prohibit the Licensor from selling Sea Spi I and/or Sea Spi II watercraft to Cruise Lines or any other person or entity, provided, that, such purchasers shall not employ such watercraft in connection with the offer and sale of Eco-Tours.

(ii) Partner Organizations. The licenses conferred under this Agreement shall not prohibit the Licensor from renting Sea Spi I and/or Sea Spi II watercraft to the members, owners, partners, associates or affiliates of any Partner Organization, provided, that, the party renting such watercraft shall not employ them in connection with the offer and sale of Eco-Tours.

3. Licensor’s Responsibilities.

(a) Manufacture and Delivery of Watercraft. The Licensor shall cause reputable watercraft manufacturers to manufacture Sea Spi I and Sea Spi II watercraft in sufficient quantities to provide for the needs of each Location. The Licensor shall deliver, or shall cause such manufacturers to deliver the watercraft to their assigned Locations.

(b) Training and Assistance Regarding the Business. The Licensor shall furnish training to the Licensee with regard to the operation of the Business. The Licensor shall advise the Licensee from time to time regarding the operation of the Business at the Locations. In addition, the Licensor shall furnish guidance to the Licensee with respect to:

(i) standards, specifications and operating procedures and methods to be utilized by the Licensee and its sublicensees in connection with the conduct of the Business at the Locations;

(ii) purchasing products, equipment, signs, materials and supplies to be employed in the operation of the business; and

(iii) advertising and marketing programs.

(c) Protection of Intellectual Property. The Licensor shall take such actions as it deems necessary and advisable to protect and enforce its interests in the Intellectual Property.

4. Licensee’s Responsibilities.

(a) General. The Licensee shall use its best efforts to promote the Business at each Location.

(b) Identification of Suitable Locations. The Licensee shall perform such actions as shall be reasonably necessary to determine suitable venues for the establishment of Locations throughout the world.

(c) Staffing. The Licensee shall hire, train and properly supervise a staff of area managers and other personnel who shall be responsible for:

(i) identifying suitable Location venues;

(ii) identifying Water Sports Operators to operate the Business and offer and sell Eco-Tours at various Locations as Licensee’s sublicensees;

(iii) providing suitable training to Water Sports Operators and their personnel with regard to the operation of the Business at, and the maintenance of the Sea Spi I and Sea Spi II watercraft assigned to, each Location; and

(iv) undertaking to create, acquire and provide initial marketing programs and materials at each Location, and/or supervising the efforts of third party providers of marketing materials and services, in connection with their provision of such initial marketing programs.

(d) Coordination of Equipment Delivery. The Licensee shall coordinate with the Licensor in connection with the transport and delivery of the Sea Spi I and Sea Spi II watercraft to be operated at each Location.

(e) Delivery of Products and Materials. The Licensee shall be responsible for the delivery of all products and materials to be employed in connection with the operation of the Business at each Location.

(f) Equipment Maintenance. The Licensee shall use its best efforts to maintain, or to cause its sublicensees to maintain, all Sea Spi I and Sea Spi II watercraft in proper working condition.

5. Location Agreements. Each Location shall be operated by the Licensee or by a Water Sports Operator who has entered into a sublicense pertaining to its operation thereof. The terms, covenants and conditions pertaining to the operation of each Location shall be governed by the terms of this Section 5 and by the specific terms of the Location Agreement to be executed by the Licensor and the Licensee with respect to such Location. Each such Location Agreement shall be in the form annexed hereto as Schedule C, and to the extent that any of the terms set forth in a Location Agreement shall conflict with the terms set forth in this Section 5, the terms of the Location Agreement shall govern the resolution of such conflict.

(a) Location Approval and Start-Up Costs. No Location proposed by the Licensee shall be established unless and until the Licensor accepts such proposal. All Locations that Licensor, upon its own initiative, decides to establish, or that the Licensee proposes and the Licensor accepts, shall be Licensor Financed Locations, unless the Location Agreement provides otherwise.

(b) Licensor Financed Locations.

(i) Set-Up Fee. The Licensor shall pay a Set-Up Fee to the Licensee with regard to each Licensor Financed Location. The amount of the Set-Up Fee shall be $35,000 per Location unless otherwise specified in the Location Agreement.

(ii) License Fee. In consideration of the licenses granted to the Licensee hereby, during the Location Agreement Initial Term set forth in the Location Agreement, unless otherwise provided therein, the Licensee shall pay a monthly license fee to the Licensor of $275 for each Sea Spi I and $550 for each Sea Spi II assigned to a Location. All such payments shall be made on the first day of each month of the Location Agreement Initial Term any Location Agreement Renewal Term by wire transfer of immediately available funds to such bank account as may be designated by the Licensor. In the event that a Location Agreement provides for any renewal thereof, the amount of the monthly licensee fee to be paid during any such Location Agreement Renewal Term shall be determined in the manner provided in the Location Agreement.

(iii) Boat Rental Fee. In consideration for the Licensee’s use, either directly, or through a Water Sports Operator sublicensee, of the Sea Spi I and Sea Spi II watercraft assigned to a Location, during the Location Agreement Initial Term set forth in the Location Agreement, unless otherwise provided therein, the Licensee shall pay a boat rental fee to the Licensor of $400 for each Sea Spi I and $800 for each Sea Spi II assigned to a Location. All such payments shall be made on the first day of each month of the Location Agreement Initial Term any Location Agreement Renewal Term by wire transfer of immediately available funds to such bank account as may be designated by the Licensor. In the event that a Location Agreement provides for any renewal thereof, the amount of the boat rental fee to be paid during any such Location Agreement Renewal Term shall be determined in the manner provided in the Location Agreement.

(c) Licensee Financed Locations.

(i) Set-Up Financing. In the event that a Location Agreement provides that the Location in question shall be a Licensee Financed Location, the Licensee shall be responsible for the payment or financing the costs of all for trailers and dollies, boat storage facilities, signage, brochures, initial marketing and miscellaneous items in order to prepare a Location for commencement of operations.

(ii) One-Time License Fee. In consideration of the licenses granted to he Licensee hereby, unless otherwise provided in the Location Agreement: (1) the Licensee shall pay a one-time only license fee to the Licensor of $14,375 for each Sea Spi I and $28,750 for each Sea Spi II assigned to a Location; and (2) the payment of such fee shall be made on or before the date of delivery of the watercraft to the Location by wire transfer of immediately available funds to such bank account as may be designated by the Licensor.

(iii) Boat Rental Fee. In consideration for the Licensee’s use, either directly, or through a Water Sports Operator sublicensee, of the Sea Spi I and Sea Spi II watercraft assigned to a Location, during the Location Agreement Initial Term set forth in the Location Agreement, unless otherwise provided therein, the Licensee shall pay a boat rental fee to the Licensor of $400 for each Sea Spi I and $800 for each Sea Spi II assigned to a Location. All such payments shall be made on the first day of each month of the Location Agreement Initial Term and any Location Agreement Renewal Term by wire transfer of immediately available funds to such bank account as may be designated by the Licensor. In the event that a Location Agreement provides for any renewal thereof, the amount of the boat rental fee to be paid during any such Location Agreement Renewal Term shall be determined in the manner provided in the Location Agreement.

(d) General Terms Applicable to Each Location Agreement.

(i) Initial and Location Agreement Renewal Terms. Unless the Location Agreement otherwise provides:

(1) the initial term of each Location Agreement shall commence on the Location Agreement Effective Date and shall end on the fifth anniversary of the Location Agreement Effective Date (the “Location Agreement Initial Term”); and

(2) each Location Agreement shall be automatically renewed for additional periods of one year (each, a “Location Agreement Renewal Term”) commencing on the first anniversary of the Location Agreement Effective Date, and on the anniversary of the date of commencement of the then current Location Agreement Renewal Term, as the case may be, unless either party gives notice to the other of its intention not to renew the Location Agreement beyond the end of the initial term or the then current Location Agreement Renewal Term, as the case may be. No such notice shall be effective unless given not later than six months prior to the Location Agreement Initial Term or the then current Location Agreement Renewal Term, as the case may be.

(ii) Conditional Limitation on Length of Term. Each Location Agreement shall provide that, not withstanding any contrary provision contained therein, the Location Agreement Term thereof shall not extend beyond the date when this Agreement shall expire.

(iii) Insurance. In addition to such insurance coverages as the Licensee may maintain for itself at each Location, the Licensee shall secure and keep in full force and effect throughout the Location Agreement Term, at its expense: (1) comprehensive general liability insurance, written on an occurrence basis, to afford protection of no less than $5,000,000 combined single limit for bodily injury and property damage including personal injury coverage at each Location; and (2) equipment rental, fire and theft insurance providing replacement value coverage for each Sea Spi I and Sea Spi II assigned to each Location in the respective amounts of $2,500 and $4,500. The Licensee shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket or umbrella insurance policies covering other Locations so long as such blanket or umbrella policies comply as to terms and amounts with the insurance provisions set forth in this Section without the possibility of reduction or coinsurance by reason of, or damage to person, property or equipment any other Locations named therein. If the insurance required by this Section shall be effected by any such blanket or umbrella policies, the Licensee shall furnish to the Licensor certified copies or duplicate originals of such policies or executed certificates thereof, with schedules thereto attached showing the insurance afforded by such policies applicable to the Locations. All such insurance shall be written in form and substance reasonably satisfactory to the Licensor by an insurance company and with general policy holder’s ratings of not less than A and a financial rating of at least VII, as rated in the most current available “Best’s” insurance reports, or the then equivalent thereof. All such insurance shall have a term of not less that one year. Upon failure of the Licensee to procure, maintain and place such insurance and pay all premiums and charges therefor, the Licensor may (but shall not be obligated to) do so and in such event the Licensee shall pay the amount thereof to the Licensor within five business days after demand. All policies of insurance procured by the Licensee shall contain endorsements providing that a) the Licensor shall be named as an additional insured thereunder to the extent that its interests may bear; b) such policies may not be canceled, allowed to lapse or materially changed without at least 30 days’ prior written notice from the insurance company to the Licensor; and c) the Licensee shall be solely responsible for the payment of premiums therefor notwithstanding that the Licensor is named as an additional insured. Duly executed certificates of insurance or, original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to the Licensor on or before the Location Agreement Commencement Date pertaining to each Location. Evidence of all endorsements to any such policies shall also be so delivered to the Licensor upon issuance thereof and evidence of each renewal or replacement of a policy shall be delivered to the Licensor at least 20 days prior to the expiration of such policy. The obligation to provide insurance pursuant to this Section may be satisfied by naming the Licensor as an additional insured under one or more existing policies of insurance, including, without limitation, policies of insurance obtained by sublicensees, with coverage limits in conformity herewith and providing the Licensor with a certificate of insurance to that effect.

(iv) Maintenance. The Licensee shall be responsible for maintaining, or causing reputable third party providers of watercraft maintenance services to maintain, the Sea Spi I and Sea Spi II watercraft assigned to each Location.

(v) Termination. The Licensor shall have the right to terminate any Location Agreement in the event that the Licensee:

(1) fails to pay when due any boat rental fee, license fee or other amount due and owing thereunder; or

(2) fails to remedy a failure to comply with any other obligation due and owing thereunder after Licensor shall give notice of Licensee’s failure to so comply and of Licensor’s intention to terminate the Location Agreement if such failure of compliance is not remedied within 10 days after Licensee’s receipt of such notice.

(vi) Effects of Termination. Upon termination of a Location Agreement, the sublicense between the Licensee and any Water Sports Operator who had been conducting the Business at the subject Location shall also terminate. Licensor may, if it elects to do so, enter into a new Location Agreement with that Water Sports Operator (a “Replacement License”). If the Licensor elects not to enter into a Replacement License, the Licensee shall return forthwith to the Licensor all Sea Spi watercraft in the possession of the Licensee and/or the Water Sports Operator at such Location, and shall account to the Licensor for any and all Eco-Tour sales to the date of termination and shall pay the applicable boat rental and licensing fees within 10 days of the date of such termination.

6. Licensor’s Intellectual Property

(a) Intellectual Property Ownership. All use of the Intellectual Property pursuant to this Agreement by the Licensee and its sublicensees will inure to the benefit of the Licensor. The Licensee recognizes the great value of the Intellectual Property to the Licensor, and neither the Licensee nor its sublicensees, during the Term of this Agreement or thereafter, will attack the Licensor’s title in and to the Intellectual Property in any jurisdiction or attack the validity of this license or any sublicense under it.

(b) Trademark Display and Marking. The Licensee and its sublicensees will display all of the Licensor’s registered and unregistered trademarks identified on Schedule A (the “Licensor’s Trademarks”) only in such form and manner as are permitted by law. The Licensee shall, and shall use reasonably commercial efforts to cause its sublicensees, to cause to appear on all advertising, promotional and display materials, and on all stationery and transaction documents displaying Licensor’s Trademarks such legends, markings and notices as may be legally required in each Location’s jurisdiction as the Licensor may reasonably request.

(c) Prohibited Trademark Uses. The Licensee will not use the Licensor’s Trademarks, and shall use all commercially reasonable efforts to assure that its sublicensees do not use the Licensor’s Trademarks, (i) as part of a trademark combining the Licensor’s Trademarks with another mark (except with Licensor’s prior consent), (ii) as a corporate name, trade name or any other designation to identify the Licensee or its sublicensee, or (iii) in any manner other than as a trademark.

(d) Quality Control Procedures - Advertising Materials. The Licensee shall cause its sublicensees to periodically submit to the Licensee, and the Licensee shall periodically submit to the Licensor, copies of all advertising and promotional and display material, and all stationery and transaction documents employed by the Licensee and its sublicensees, which display any of the Licensor’s Trademarks, and Licensee shall, and shall cause its sublicensees, to discontinue the use of any such materials which do not satisfy the requirements set forth in this Agreement.

(e) The “Sea Sun” Name. The Licensee acknowledges that the name “Sea Sun” is part of the Licensor’s Intellectual Property, and that: (i) the Licensor is the sole owner of all right, title and interest in such name; (ii) the Licensee has been granted the right and license to use the name “Sea Sun” only in accordance with the terms and subject to the conditions of this Agreement during the Term hereof; and (iii) the Licensee’s use of such name as part of the name of its corporation, and in all literature and media of every nature and description shall not confer any rights of ownership in such name upon the Licensee.

7. Representations and Warranties.

(a) By the Licensor. The Licensor represents and warrants as follows:

(i) the Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to grant the rights, licenses and privileges hereby granted by it to the Licensee, and that no consent of any third party is required to permit the Licensor to execute this Agreement and to perform its obligations hereunder, or to permit the Licensee to exercise fully the rights granted hereunder; and

(ii) the Licensor represents and warrants that 1) it is the owner of all right, title and interest in and to the Intellectual Property for use in connection with the operation of the Business; 2) the Licensee’s and its sublicensees’ use of the Intellectual Property in accordance with this Agreement will not infringe on or interfere with the rights of third parties; and 3) the Licensor is not aware of any infringements of the Intellectual Property and has no knowledge of any pending conflicts with respect thereto.

(b) By the Licensee. The Licensee represents and warrants as follows:

(i) it has the right to enter into this Agreement; and

(ii) this Agreement has been duly authorized by all necessary action on its part and constitutes the valid and binding obligation of the Licensee enforceable against it in accordance with its terms.

8. Indemnities.

(a) By the Licensee. The Licensee shall defend, indemnify and hold harmless the Licensor with respect to any liabilities, damages, losses, costs or expenses (including reasonable attorneys' fees and expenses) (any or all of the foregoing herein referred to as “Loss”) insofar as such Loss (or actions in respect thereof) arises out of or is based on (i) any breach or alleged breach of any of the representations, warranties or agreements made by the Licensee in this Agreement, or (ii) any acts or omissions of the Licensee or its agents or employees in connection with the Licensee’s performance of this Section 8(a). The provisions of this paragraph will survive the expiration or termination of this Agreement.

(b) By Licensor. The Licensor shall defend, indemnify and hold harmless the Licensee with respect to any Loss insofar as such Loss arises out of or is based on (i) any breach or alleged breach of any of the representations, warranties or agreements made by the Licensor in this Agreement, (ii) any acts or omissions of the Licensor or its agents or employees, or (iii) any infringement or alleged infringement of any patent, trademark or other proprietary right of a third party by the use of the Intellectual Property in accordance with this Agreement in any jurisdiction in which a Location is established and operated by the Licensee or one of its sublicensees. Additionally, in the event of any infringement or alleged infringement of any patent, trademark or other proprietary right of a third party by the Intellectual Property, Licensor shall use its reasonable efforts promptly to procure, at its sole cost and expense, the right for the Licensee to continue to use the Intellectual Property in question, subject to the terms of this Agreement, so that the Licensee’s use and enjoyment of the rights granted hereunder is uninterrupted. The rights of indemnification hereunder shall extend to any sublicensee of the Licensee hereunder. The provisions of this Section 8(b) will survive the expiration or termination of this Agreement.

(c) Enforcement against Infringers. In the event that the Licensee becomes aware of any activities or events which it suspects may constitute an infringement by one or more third parties of the rights granted to the Licensee under this Agreement, the Licensee shall promptly in its sole discretion and at its expense, take such actions as it may deem necessary and appropriate to protect and defend the rights granted in this Agreement, including, but not limited to, the institution of appropriate legal proceedings. Upon the request of the Licensee, the Licensor shall join in any such actions or proceedings. The Licensee shall bear the costs and expense of such legal proceedings except in the event the Licensor had knowledge of such infringing activities or events prior to the execution of this Agreement, in which event the Licensor shall bear the costs and expenses of protecting and defending the Intellectual Property in question. The party bearing the costs and expenses of such legal proceedings shall be entitled to retain all monetary recoveries resulting from such actions or proceedings or their settlement.

9. Term and Termination.

(a) Term. The term of this Agreement shall be effective as of the date of this Agreement and shall continue in full force and effect for a term of 10 years from the effective date or until terminated pursuant to the terms of this Agreement (the “Term”).

(b) Renewal Term. Provided that the Licensee is not then in default under this Agreement the Licensee may, no earlier than the eighth month prior to the end of the Term and no later than the first day of the sixth month prior to the end of the Term, renew this Agreement for an additional period of 10 years.

(c) Termination. The Licensor shall have the right to terminate this Agreement in the event that the Licensee:

(1) fails to pay when due any boat rental fee, license fee or other amount due and owing under any Location Agreement; or

(2) fails to remedy a failure to comply with any other obligation due and owing under this Agreement or under any Location Agreement after Licensor shall give notice of Licensee’s failure to so comply and of Licensor’s intention to terminate this Agreement or the Location Agreement in question, as the case may be, if such failure of compliance is not remedied within 10 days after Licensee’s receipt of such notice;

(3) assigns or attempts to assign its rights, or delegates or attempts to delegate its duties or obligations, under this Agreement or any Location Agreement, including any assignment, attempted assignment, delegation or attempted delegation occurring as a result of a change of more than 50% of the beneficial ownership or voting control of the Licensee, in each case without the prior written consent of the Licensor;

(4) shall a) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Licensee or of all or of a substantial part of its assets, b) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, c) make a general assignment for the benefit of its creditors, d) commence a voluntary case under any applicable bankruptcy code (as now or hereafter in effect), e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any applicable bankruptcy code, or g) take any corporate action for the purpose of effecting any of the foregoing;

(5) shall have rendered against it a judgment in excess of $25,000 which shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $5,000) or shall have levied upon it any attachment, garnishment or other seizure of any of the Licensee’s assets by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

(6) shall experience any change in its condition (business, financial or otherwise) which, in the reasonable opinion of the Licensor, could have a material adverse effect upon the properties, business, prospects or condition (business, financial or otherwise) of the Licensee.

(d) Effects of Termination. Upon termination of this Agreement, the Licensee shall immediately forfeit its right to conduct the Business and to use the Intellectual Property. In such event, the Licensee shall forthwith (i) suspend all activity relating to the Business and this Agreement; and (ii) return to the Licensor all Confidential Information, products and marketing material in its possession or under its control including without limiting the generality of the foregoing, all Sea Spi watercraft in the possession of the Licensee and its sublicensees. Notwithstanding the termination of this Agreement, the Licensee shall account for any and all Eco-Tour sales to the date of termination and shall pay the applicable boat rental and licensing fees within 10 days of the termination. At the option of the Licensor, the Licensee shall assign and transfer to the Licensor (or otherwise as the Licensor may direct) all sublicenses made between the Licensee and its sublicensees.

10. Confidential and Personal Information.

(a) Non-Disclosure of Confidential Information. The Licensee covenants and agrees that it shall not disclose any Confidential Information without the prior written consent of the Licensor.

(b)  Confidential Information - Definition. “Confidential Information” shall the mean contents of this Agreement, and any tangible or intangible information or materials disclosed by the Licensor to the Licensee that pertain to the concept of the Business, the procedures, methodologies and practices employed or to be employed in operating the Business, the finances and financial condition of the Licensor, the set-up, boat rental and license fees charged by the Licensor under this Agreement and the Location Agreements and the corresponding fees charged or to be charged by the Licensee to its sublicensees (whether disclosed orally, in writing, in electronic format or otherwise), including but not limited to computer programs and systems; processes, methods and techniques; equipment; data; reports; financial statements and information; know-how; designs; concepts; ideas; existing and proposed contracts with third parties; corporate guidelines; logos; and business plans, including information concerning the existence and scope of activities of any research, development, marketing or other projects of the Licensor, which are furnished, disclosed, learned or otherwise acquired by the Licensee during or in the course of discussions or otherwise pursuant to this Agreement. “Confidential Information” shall not include information which:

(i) at the time of disclosure to the Licensee is or thereafter becomes part of the public domain through no act or omission of the Licensee or its employees or agents;

(ii) is hereafter lawfully disclosed to the Licensee by a person not known to be under an obligation of confidentiality to the Licensee with respect to such information; or

(iii) is hereafter independently developed, as shown by written records maintained contemporaneously with such development, by the Licensee, or by persons acting for the Licensee having no knowledge of or access to any Confidential Information.

(c) Non-Disclosure of Personal Information. The Licensee agrees that it shall not, without the prior written consent of the Licensor, disclose or make available any “Personal Information”, as such term is defined in the Canadian Personal Information Protection and Electronic Documents Act, that it may receive or derive in connection with the operation of the Business to any person or entity except for designated employees of the Licensee who have a need to access the Personal Information in connection with the use thereof by the Licensee in accordance with the terms of this Agreement. No such employee shall be designated by the Licensee to access the Personal Information unless such employee agrees to hold the Personal Information in confidence and to limit use of the Personal Information to the uses permitted hereby in accordance with a written covenant at least as restrictive as this covenant. The Licensee agrees that the Personal Information provided to it by the Licensor or any of its sublicensees shall only be used for such purposes as are specified by the Licensor and that the Licensee shall not sell, use, disclose or transfer the Personal Information to any other party or use the Personal Information for any other purpose other than the purposes specified in this Agreement. The Licensee shall follow all rules and regulations of the Licensor from time to time with respect to the use, destruction, retention and security of the Personal Information. At the end of the Term the Licensee shall destroy or return all Personal Information that has been provided to the Licensee and shall require all persons who were permitted to have access to the Personal Information pursuant to the terms of this Agreement to do the same.

11. Miscellaneous Provisions.

(a) Entire Agreement. This Agreement, together with the schedules annexed hereto, and the Location Agreements to be executed pursuant to the terms hereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

(b) Amendments; No Waivers.

(i) Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Licensor and the Licensee. Any provision of this Agreement may be waived by the Licensor and the Licensee if the waiver is in writing and signed by the parties to be bound.

(ii) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Governing Law. This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada as applicable therein. Each party hereby submits to the non-exclusive jurisdiction of the Province of Ontario in connection with this Agreement.

(d) Dispute Resolution. Any dispute regarding the interpretation, compliance with or breach of this Agreement will be negotiated in good faith between the parties commencing upon written notice from one party to the other containing a summary of the dispute (the “Dispute Notice”). All negotiations will be confidential and inadmissible in any subsequent proceeding without both parties’ written consent. If the dispute is not resolved by negotiation within twenty (20) days following the receipt of the dispute notice, the parties will refer the dispute to a mediator acceptable to both parties for a non-binding mediation. The costs of the meditation shall be shared equally by the parties. If the dispute is not settled by mediation within fifty (50) days of receipt of the Dispute Notice, or if a mutually acceptable mediator is not selected within thirty (30) days of receipt of the Dispute Notice, the dispute shall be settled by binding arbitration as follows. Within sixty (60) days of receipt of the Dispute Notice, each party shall designate one arbitrator. Within seventy (70) days of receipt of the Dispute Notice, the two arbitrators so designated shall appoint a third arbitrator mutually acceptable to them, who shall alone hear and determine the dispute. If the two designated arbitrators are unable to agree upon a third arbitrator within seventy (70) days of receipt of the Dispute Notice, the third arbitrator shall be appointed by a Judge of the Ontario Court as soon as practicable. The arbitration shall be held in accordance with the provisions of the Arbitration Act (Ontario), S.O. 1991 c.17, with all hearings to take place in the Province of Ontario, unless otherwise agreed by the parties. Any judgment, decision or award rendered by such arbitrator shall be final and binding and shall not be the subject of any further court proceeding except in connection with the enforcement of any such award by a court of competent jurisdiction. The costs of arbitration, including legal fees and disbursements of the parties, shall be allocated by the arbitrator in the manner that the arbitrator, in his or her discretion, considers appropriate. This section does not affect the rights of the parties to seek injunctive relief when appropriate to enforce their respective rights hereunder.

(e) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, hereof, each signed by the other party or parties hereto or thereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

(f) Notices. Any notices, consents, approvals, statements, authorizations, documents or other communications (collectively “Notices”) required or permitted to be given hereunder shall be in writing, and shall be delivered personally or by nationally recognized overnight express courier, mailed by ordinary mail, postage prepaid, or sent by facsimile transmission, email, or similar form of transmitted message, to the party for which it is intended at the address set forth hereunder, namely:

To the Licensor:

Sea Sun Capital Corporation
940 Sheldon Court, Suite 201
Burlington, Ontario, Canada L7L 5K6
Attention: Greg Heller, Vice President
Tel: (250) 717-3003 Ext. 201
Fax: (905) 257-3621

To the Licensee:

Sea Sun Enterprises Incorporated
Heritage House, Pinfold Street
P.O. Box 479 GPO
Bridgetown, Barbados

Attention: William Bruce Flatt

Tel: (246) 437-9648
Fax: (246) 429-5504

or at such other address as may be given by any of them to the other in writing from time to time. Such Notices, if mailed, shall be deemed to have been given on the fourth business day following such mailing, or, if delivered personally, by overnight courier, facsimile transmission, email or similar form of transmitted message, shall be deemed to have been given on the day of delivery, if a business day, or if not a business day, on the business day next following the day of delivery. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, Notices shall be delivered by hand or overnight courier and shall be deemed to have been received in accordance with this section.

(g) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(j) Further Assurances. Each of the parties to this Agreement agrees that it will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonable require from time to time for the purpose of giving effect to the provisions of this Agreement and will use reasonable efforts to take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

[Signatures appear on the following page]

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the date first above written.

Sea Sun Capital Corporation

By:
Graham Millington, President and Chief Executive officer

Sea Sun Enterprises Incorporated

By:
William Bruce Flatt, Director

By:
Scott James Jeffrey Title: _________________________________

By:
Alan Ross Schuler, Director

SCHEDULE “A”

INTELLECTUAL PROPERTY

Trademarks

SEA SUN
SEA SPI I
SEA SPI II

Copyrights

The Licensor is entitled to copyright protection for all written works in connection with the Business including the following: brochures, website (www.seasuncapital.com), advertisements, manuals, designs, pamphlets, videos, and instruction materials.